UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2015

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2015, Patricia A. Woertz, Chairman of the Board of Directors (the “Board”) of Archer-Daniels-Midland Company (the “Company”), informed the Board that she will retire from the Board, effective January 1, 2016. In connection with her retirement as a director, the Board reduced the size of the Board to twelve members.

On December 11, 2015, the Board elected Juan R. Luciano as Chairman of the Board of the Company, effective January 1, 2016. Mr. Luciano also serves as Chief Executive Officer of the Company and will remain in that role.

Donald E. Felsinger will remain in his role as Lead Independent Director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1       Press Release of the Company, dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: December 11, 2015	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release of the Company, dated December 11, 2015	Filed Electronically